EXHIBIT 3.6

                               ARTICLES OF MERGER

                                       OF

                             SSS ACQUISITION COMPANY

                                       AND

                       SPECTRUM SCIENCES & SOFTWARE, INC.

To  the  Secretary  of  State
State  of  Florida

          Pursuant to the provisions of the Florida Business Corporation Act, the foreign business corporation and the domestic business corporation herein named do hereby submit the following Articles of Merger.

          1. Annexed hereto and made a part hereof is the Amended and Restated Agreement and Plan of Merger for merging SSS Acquisition Company with and into Spectrum Sciences & Software, Inc.

          2. The merger of SSS Acquisition Company with and into Spectrum Sciences & Software, Inc. is permitted by the laws of the jurisdiction of organization of SSS Acquisition Company and is in compliance with said laws. The date of adoption of the Amended and Restated Plan of Merger by the shareholders of SSS Acquisition Company was March 24, 2003.

          3. The shareholders of Spectrum Sciences & Software, Inc. entitled to vote thereon approved and adopted the aforesaid Amended and Restated Agreement and Plan of Merger by written consent given on in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act.

          4. The effective time and date of the merger herein provided for in the State of Florida shall be the time of filing.

Executed  on  March  24,  2003

                                              SSS Acquisition Company


                                              By: /s/ Dyron Watford
                                                  ------------------------------
                                                  Name: Dyron Watford
                                                  Capacity:  President

                                              Spectrum Sciences & Software, Inc.


                                              By: /s/ Donal R. Myrick
                                                  ------------------------------
                                                  Name: Donal R. Myrick
                                                  Capacity: President




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